UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2022

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On February 2, 2022, Larry R. Grillot and Michael D. Wortley, each a member of the Board of Directors (the "Board") of Pioneer Natural Resources Company (the "Company"), individually notified the Company of their intention to retire from the Board at the Company's 2022 Annual Meeting of Shareholders. Mr. Grillot’s and Mr. Wortley's retirement are not a result of any disagreement with the Company or its management.
(e) Compensation and Leadership Development Committee Actions
On February 2, 2022, at its regularly scheduled first quarter meeting, the Compensation and Leadership Development Committee (the "Committee") of the Board approved the actions summarized below with regard to the compensation of Scott D. Sheffield, the Company's Chief Executive Officer (the "CEO"), Neal H. Shah, the Company's Chief Financial Officer and the Company's other "named executive officers" (the executive officers of the Company for whom disclosure was required in the Company's proxy statement for its 2021 Annual Meeting of Stockholders, referred to in this report as "NEOs").
Base Salaries. The Committee set 2022 base salaries for the NEOs as follows:

NEO	2022 Base Salary
Scott D. Sheffield	$1,300,000
Richard P. Dealy	735,000
Neal H. Shah	580,000
Mark S. Berg	536,000
Chris J. Cheatwood	475,000
J.D. Hall	536,000
2022 Annual Cash Bonus Incentive Program Target Percentages. The Committee established targets for the Company's NEOs for 2022 bonuses payable in 2023 under the Company's 2022 Annual Cash Bonus Incentive Program. The 2022 bonus target percentage for each NEO is set forth below, and is shown as a percentage of 2022 base salary, but the actual amount paid may be less than, equal to or greater than the target level depending on performance (but not greater than 250% of target):

NEO	2022 Bonus Target Percentage
Scott D. Sheffield	150%
Richard P. Dealy	100%
Neal H. Shah	80%
Mark S. Berg	80%
Chris J. Cheatwood	80%
J.D. Hall	80%
Long-Term Incentive Plan Program Awards. The allocation of the target value of the NEOs' equity awards between performance units and time-based awards was unchanged from 2021, being 100% allocated to performance units for the CEO and, for the other NEOs, 60% allocated to performance units and 40% allocated to time-based awards. The Committee granted awards of restricted stock and performance units under the Company's Amended and Restated 2006 Long-Term Incentive Plan (the "LTIP") to the NEOs as follows:

NEO	Total Number of Performance Units Awarded	Number of Restricted Shares/RSUs Awarded
Scott D. Sheffield	44,855	—
Richard P. Dealy	15,928	10,618
Neal H. Shah	7,964	5,309
Mark S. Berg	8,628	5,752
Chris J. Cheatwood	—	—
J.D. Hall	8,628	5,752

The time-based restricted stock or restricted stock unit awards will vest ratably over three years, provided the officer remains employed with the Company. The NEOs' equity award agreements provide for a double trigger; that is, the awards will not automatically accelerate upon a change in control and will only vest prior to the scheduled vesting date if a qualifying termination event occurs. As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 6, 2021, Mr. Cheatwood provided the Company notice of his intention to retire from the Company as of June 30, 2022. Due to Mr. Cheatwood's upcoming retirement, he was not granted an equity award under the LTIP.
Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company's common stock relative to that of the Company's peers ranks the Company above a "threshold" level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company's relative ranking. Dividends declared during the performance period will be paid at the end of the three- year performance period only on shares delivered for earned units. The NEOs' equity award agreements for the performance units also provide for a double trigger. Vesting will not automatically accelerate upon a change in control, and will only vest prior to the vesting date if a qualifying termination event occurs; provided that payout will be measured based on the Company’s actual performance as of the date of the change in control.
2021 Annual Cash Bonus Program Incentive Payout. The Committee approved the payout of cash bonus awards to the NEOs, based on the Committee's assessment of 2021 performance, as follows:

NEO	Amount of 2021 Cash Bonus Award
Scott D. Sheffield	$2,581,040
Richard P. Dealy	1,017,420
Neal H. Shah	630,550
Mark S. Berg	648,010
Chris J. Cheatwood	623,580
J.D. Hall	648,010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	February 7, 2021